CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             ATLANTIS AQUAFARM, INC.
               (UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW)

      The undersigned, being the President and Secretary of Atlantis Aquafarm, Inc., hereby certify that:
      FIRST:      The name under which it was formed is Atlantis Aquafarm,
Inc.
      SECOND:     The certificate of incorporation of the corporation was
filed with the Department of State on December, 17, 1993.


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      THIRD:   Article  FOURTH  of  the  certificate  of  incorporation  of  the corporation dealing with authorized shares and the par value thereof, is hereby amended to (a) increase and re-designate the aggregate number of shares which the corporation shall have the authority to issue from two hundred (200) shares, all of which are common shares without par value, to 25,000,000 shares, consisting of 24,000,000 shares, each with a par value of one cent ($.01) and 1,000,000 shares to be re-designated as preferred shares, each with a par value of one cent ($.01). None of the two hundred (200) common shares without par value currently authorized have been issued.
      To effect the foregoing Article FOURTH of the certificate of incorporation is hereby amended to read in full as follows:
      "FOURTH:    The aggregate number of shares which the corporation shall have the authority to issue is 25,000,000 shares consisting of 24,000,000 shares, each with a par value of one cent ($.01) and 1,000,000 preferred shares, each with a par value of one cent ($.01)."
      FOURTH: The foregoing amendment of the certificate of incorporation was authorized by the unanimous vote of the board of directors of the corporation, there being no shareholders of record.
     IN WITNESS WHEREOF, we have signed this certificate on the day of February, 1995 and affirm the statements contained therein as true under penalties of perjury.


                                          /s/Patrick Trimble
                                          -----------------------------
                                          Patrick Trimble, President


                                          /s/Graeme A. Chambers
                                          ----------------------------------
                                          Graeme A. Chambers, Secretary